UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2021

Riverview Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-38627	38-3917371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3901 North Front Street, Harrisburg, Pennsylvania	17110
(Address of principal executive offices)	(Zip Code)

(717) 827-4042

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RIVE	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the closing of the merger of Riverview Financial Corporation, a Pennsylvania corporation (the “Company”), with and into Mid Penn Bancorp, Inc., a Pennsylvania corporation (“Mid Penn”), with Mid Penn as the surviving corporation, on November 30, 2021 pursuant to the Agreement and Plan of Merger, dated as of June 30, 2021, as amended (the “Merger Agreement”), by and between Mid Penn and the Company.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 30, 2021, pursuant to the terms and conditions of the Merger Agreement, the Company was merged with and into Mid Penn, with Mid Penn as the surviving corporation (the “Merger”). Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), holders of Company common stock, no par value per share (“Company Common Stock”), became entitled to receive 0.4833 of a share of Mid Penn common stock, par value $1.00 per share, for each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, with cash payable in lieu of any fractional shares (the “Merger Consideration”).

At the Effective Time, each option granted by the Company to purchase shares of Company Common Stock that was outstanding and unexercised immediately prior to the Effective Time (“Company Stock Option”), whether vested or unvested, was cancelled in exchange for a single lump sum cash payment, equal to the product of (i) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time, and (ii) (A) $30.76, which was the closing sales price of Mid Penn common stock on the fifth business day prior to November 30, 2021, multiplied by (B) 0.4833, less the per share exercise price of such Company Stock Option.

At the Effective Time, each outstanding share of restricted stock granted by the Company vested and was converted into the right to receive the Merger Consideration.

Immediately following the Merger, Riverview Bank, the wholly owned bank subsidiary of the Company, merged with and into Mid Penn’s wholly owned bank subsidiary, Mid Penn Bank, with Mid Penn Bank as the surviving bank.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and the First Amendment to the Merger Agreement, which are attached as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, the Company no longer fulfills the listing requirements of the NASDAQ Global Select Market (“NASDAQ”). The Company notified NASDAQ that trading in Company Common Stock should be suspended and the listing of Company Common Stock should be removed, in each case prior to the opening of the market on December 1, 2021, and requested that NASDAQ file with the U.S. Securities and Exchange Commission (the “SEC”) a notification of removal from listing and registration of Company Common Stock on Form 25 to effect the delisting of all shares of Company Common Stock from NASDAQ and the deregistration of such Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). Mid Penn, as successor to the Company, intends to file with the SEC a certification on Form 15 requesting the termination of the registration of the Company Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to the Rights of Security Holders.

The information set forth under Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

At the Effective Time, each holder of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time ceased to have any rights as a shareholder of the Company other than the right to receive the Merger Consideration in accordance with the Merger Agreement.

Item 5.01	Changes in Control of Registrant.

The information set forth under Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of the Effective Time, the articles of incorporation of the Company and the bylaws of the Company ceased to be in effect by operation of law. Mid Penn’s articles of incorporation and bylaws in effect immediately prior to the Effective Time are the articles of incorporation and bylaws of Mid Penn (as the surviving corporation in the Merger).

The disclosure set forth in Item 2.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1

Agreement and Plan of Merger, dated as of June 30, 2021, by and between Mid Penn Bancorp, Inc. and Riverview Financial Corporation (incorporated by reference to Exhibit 2.1 of Riverview Financial Corporation’s Current Report on Form 8-K (File No. 001-38627) filed with the SEC on July 2, 2021).

2.2

First Amendment to the Agreement and Plan of Merger, dated August 26, 2021, by and between Mid Penn Bancorp, Inc. and Riverview Financial Corporation (incorporated by reference to Exhibit 2.1 of Riverview Financial Corporation’s Current Report on Form 8-K (File No. 001-38627) filed with the SEC on August 27, 2021).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto, duly authorized.

MID PENN BANCORP, INC., as successor by merger to Riverview Financial Corporation

Dated: December 1, 2021	/s/ Rory G. Ritrievi
Rory G. Ritrievi
President and Chief Executive Officer

5